UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2022
AppHarvest, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39288	84-5042965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Appalachian Way Morehead, KY	40351
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (606) 653-6100
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	APPH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	APPHW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Anna Mason as Director

On October 27, 2022, Anna Mason notified the Board of Directors (the “Board”) of AppHarvest, Inc. (the “Company”) of her intent to resign from the Board and all committees thereof. Ms. Mason’s resignation was effective on October 31, 2022. Ms. Mason’s decision to resign was not the result of any disagreement between the Company and Ms. Mason on any matter relating to the Company’s operations, policies, or practices.

Appointment of Hollie P. Harris as Director

On November 2, 2022, the Board appointed Hollie P. Harris to serve as a director of the Company, effective as of November 2, 2022. The Board also appointed Ms. Harris to serve as a member of the Audit Committee and the Sustainability Committee.

There is no arrangement or understanding between Ms. Harris and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Ms. Harris and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Ms. Harris requiring disclosure under Item 404(a) of Regulation S-K.

Hollie P. Harris, age 48, has served in various roles of increasing responsibility at Appalachian Regional Healthcare, Inc., a not-for-profit healthcare system, including as President and Chief Executive Officer since May 2021 and as Vice President of Corporate Strategy and Chief Strategy Officer from August 2005 to May 2021. Ms. Phillips received a Bachelor of Arts in Biology from the University of Richmond and a Master of Health Administration from Virginia Commonwealth University.

Ms. Harris will be entitled to receive a $75,000 annual retainer for service as director. At each annual stockholder meeting following which her respective term as a director continues, Ms. Harris will be entitled to receive a restricted stock unit award having a value of $100,000 which will vest in full on the date of the following year’s annual meeting of the Company’s stockholders (or the date immediately preceding the date of the following year’s annual meeting if her service as a director ends at such meeting as a result of her failure to be re-elected or not standing for re-election), subject to continuous service as of such date and subject further to acceleration of vesting upon a change in control. Ms. Harris has also entered into the Company’s standard form of indemnification agreement.

Item 7.01 Regulation FD Disclosure.

On November 2, 2022, the Company issued a press release (the “Press Release”) announcing the appointment of Ms. Harris to the Board. A copy of the Press Release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of the Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppHarvest, Inc.

Dated: November 2, 2022
	By:	/s/ Loren Eggleton
Loren Eggleton
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)